EXHIBIT 99.1
APRIL 27, 2017
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces First Quarter 2017 Results

Hammond, Louisiana, April 27, 2017 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending March 31, 2017.

The first quarter of 2017 brought to First Guaranty Bancshares, Inc. increasing earnings, its 95th consecutive quarterly dividend to shareholders, and a strong move into the nearby, booming Dallas/Fort Worth Texas market area. These factors continued the enhancement of shareholder value and the building of a fortress balance sheet.

Net income available to common shareholders for the period ending March 31, 2017 increased to $3,251,000 compared to $3,151,000 for the same period of 2016. This increase was net of $281,000 in pre-tax expenses related to the pending acquisition/merger with Premier Bancshares, Inc./Synergy Bank headquartered in McKinney, Texas and $26,000 in pre-tax expenses related to the August 2016 flood in South Louisiana. This earnings growth was driven by strong loan production as the loan portfolio increased to a total of $994,439,000 as of March 31, 2017 from $948,921,000 as of December 31, 2016, a growth, for the quarter, of 4.8%. Loan interest income for the quarter totaled $12,200,000 compared to $10,801,000 for the quarter ending March 31, 2016. The net interest margin rose to 3.35% for the first quarter 2017 compared to 3.30% for the first quarter of 2016.

The strong income resulted in an increase in retained earnings to $61,189,000 as of March 31, 2017 compared to $59,155,000 as of December 31, 2016 and $51,866,000 as of March 31, 2016. Year over year, retained earnings increased by $9,323,000 or 18.0%. This increase, combined with the 95th consecutive quarterly dividend, represent ongoing enhancement of shareholder value.

Progress also continues on the non-financial side as First Guaranty has entered into an agreement with Premier Bancshares, Inc. to acquire and merge with Premier and its wholly owned subsidiary bank. Synergy Bank is headquartered in McKinney, Texas with branches in Garland, Denton, Northeast Fort Worth, and Waco. This combination will benefit First Guaranty in two ways.

First, Synergy has a strong SBA Lending Program. First Guaranty has not included SBA Lending in its portfolio as it lacked the expertise to properly manage and service SBA loans. With this acquisition, First Guaranty will use Synergy's SBA expertise to not only increase SBA lending in Synergy's market, but also to spread SBA lending throughout First Guaranty's existing loan market. This will be a great enhancement of First Guaranty Bank's Lending strength.

 The other positive aspect is that it will get First Guaranty into the very strong and prosperous Dallas/Fort Worth market. All of the areas in which Synergy has branches are rapidly growing and prosperous. A great indication of the opportunity presented is the fact that Garland, Texas, a suburb of Dallas, with the population of approximately 240,000 would be the third largest city in Louisiana.

Progress continues. It is our aim to continue to strengthen First Guaranty Bancshares, Inc. and to continue to enhance shareholder value.

About First Guaranty

First Guaranty, a Louisiana-based company, has approximately $1.6 billion in assets as of March 31, 2017 and provides personalized commercial banking services through 21 banking facilities located across Louisiana.  For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents:
Cash and due from banks	$17,802	$17,840
Federal funds sold	291	271
Cash and cash equivalents	18,093	18,111

Investment securities:
Available for sale, at fair value	425,994	397,473
Held to maturity, at cost (estimated fair value of $97,100 and $99,906 respectively)	98,847	101,863
Investment securities	524,841	499,336

Federal Home Loan Bank stock, at cost	1,819	1,816

Loans, net of unearned income	994,439	948,921
Less: allowance for loan losses	11,647	11,114
Net loans	982,792	937,807

Premises and equipment, net	25,156	23,519
Goodwill	1,999	1,999
Intangible assets, net	974	1,056
Other real estate, net	239	359
Accrued interest receivable	6,954	7,039
Other assets	9,464	9,904
Total Assets	$1,572,331	$1,500,946

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$234,469	$231,094
Interest-bearing demand	545,619	479,810
Savings	100,256	97,280
Time	521,924	517,997
Total deposits	1,402,268	1,326,181

Short-term borrowings	2,000	6,500
Accrued interest payable	1,962	1,931
Senior long-term debt	21,326	22,100
Junior subordinated debentures	14,638	14,630
Other liabilities	3,232	5,255
Total Liabilities	1,445,426	1,376,597

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 7,609,194 shares	7,609	7,609
Surplus	61,584	61,584
Retained earnings	61,189	59,155
Accumulated other comprehensive income (loss)	(3,477)	(3,999)
Total Shareholders' Equity	126,905	124,349
Total Liabilities and Shareholders' Equity	$1,572,331	$1,500,946

See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2017	2016
Interest Income:
Loans (including fees)	$12,200	$10,801
Deposits with other banks	19	30
Securities (including FHLB stock)	3,403	3,589
Total Interest Income	15,622	14,420

Interest Expense:
Demand deposits	1,082	614
Savings deposits	36	18
Time deposits	1,444	1,564
Borrowings	366	392
Total Interest Expense	2,928	2,588

Net Interest Income	12,694	11,832
Less: Provision for loan losses	711	843
Net Interest Income after Provision for Loan Losses	11,983	10,989

Noninterest Income:
Service charges, commissions and fees	562	657
ATM and debit card fees	474	444
Net gains on securities	530	354
Net gains on sale of loans	5	-
Other	385	379
Total Noninterest Income	1,956	1,834

Noninterest Expense:
Salaries and employee benefits	4,826	4,097
Occupancy and equipment expense	1,031	972
Other	3,137	3,030
Total Noninterest Expense	8,994	8,099

Income Before Income Taxes	4,945	4,724
Less: Provision for income taxes	1,694	1,573
Net Income	$3,251	$3,151

Per Common Share:
Earnings	$0.43	$0.41
Cash dividends paid	$0.16	$0.16

Weighted Average Common Shares Outstanding	7,609,194	7,609,194

See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$18,643	$19	0.41%	$29,339	$30	0.41%
Securities (including FHLB stock)	542,860	3,403	2.54%	576,423	3,589	2.50%
Federal funds sold	244	-	-%	247	-	-%
Loans held for sale	-	-	-%	-	-	-%
Loans, net of unearned income	976,855	12,200	5.06%	835,950	10,801	5.20%
Total interest-earning assets	1,538,602	$15,622	4.12%	1,441,959	$14,420	4.02%

Noninterest-earning assets:
Cash and due from banks	7,757			7,997
Premises and equipment, net	24,475			22,240
Other assets	4,885			4,797
Total Assets	$1,575,719			$1,476,993

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$534,509	$1,082	0.82%	$425,283	$614	0.58%
Savings deposits	97,767	36	0.15%	84,341	18	0.09%
Time deposits	539,965	1,444	1.08%	591,981	1,564	1.06%
Borrowings	41,256	366	3.60%	41,638	392	3.79%
Total interest-bearing liabilities	1,213,497	$2,928	0.98%	1,143,243	$2,588	0.91%

Noninterest-bearing liabilities:
Demand deposits	231,588			208,963
Other	4,478			3,588
Total Liabilities	1,449,563			1,355,794

Shareholders' equity	126,156			121,199
Total Liabilities and Shareholders' Equity	$1,575,719			$1,476,993
Net interest income		$12,694			$11,832

Net interest rate spread (1)			3.14%			3.11%
Net interest-earning assets (2)	$325,105			$298,716
Net interest margin (3), (4)			3.35%			3.30%

Average interest-earning assets to interest-bearing liabilities			126.79%			126.13%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.37% and 3.34% for the above periods ended March 31, 2017 and 2016 respectively. A 35% tax rate was used to calculate the effect on securities income from tax exempt securities.
(5)	Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016:

	March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$86,376	8.7%	$84,239	8.9%	$78,659	8.6%	$71,736	8.0%
Farmland	23,348	2.3%	21,138	2.2%	21,561	2.4%	21,455	2.4%
1- 4 Family	139,665	14.0%	135,211	14.2%	139,651	15.3%	137,522	15.3%
Multifamily	12,440	1.3%	12,450	1.3%	12,585	1.4%	12,682	1.4%
Non-farm non-residential	436,217	43.8%	417,014	43.9%	366,400	40.1%	352,582	39.3%
Total Real Estate	698,046	70.1%	670,052	70.5%	618,856	67.8%	595,977	66.4%
Non-Real Estate:
Agricultural	23,178	2.3%	23,783	2.5%	29,866	3.3%	27,561	3.1%
Commercial and industrial	206,158	20.7%	193,969	20.4%	206,630	22.6%	214,270	23.8%
Consumer and other	69,090	6.9%	63,011	6.6%	57,393	6.3%	60,475	6.7%
Total Non-Real Estate	298,426	29.9%	280,763	29.5%	293,889	32.2%	302,306	33.6%
Total loans before unearned income	996,472	100.0%	950,815	100.0%	912,745	100.0%	898,283	100.0%
Unearned income	(2,033)		(1,894)		(2,000)		(1,899)
Total loans net of unearned income	$994,439		$948,921		$910,745		$896,384

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Nonaccrual loans:
Real Estate:
Construction and land development	$399	$551	$551	$551
Farmland	97	105	108	111
1 - 4 family residential	2,396	2,242	2,579	4,383
Multifamily	5,058	5,014	5,097	5,152
Non-farm non-residential	2,600	2,753	1,526	1,741
Total Real Estate	10,550	10,665	9,861	11,938
Non-Real Estate:
Agricultural	1,630	1,958	2,393	2,630
Commercial and industrial	8,078	8,070	7,790	7,878
Consumer and other	721	981	1,045	1,022
Total Non-Real Estate	10,429	11,009	11,228	11,530
Total nonaccrual loans	20,979	21,674	21,089	23,468

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	-	34	-	-
Farmland	-	-	-	-
1 - 4 family residential	50	145	688	276
Multifamily	-	-	-	-
Non-farm non-residential	-	-	-	91
Total Real Estate	50	179	688	367
Non-Real Estate:
Agricultural	-	-	-	-
Commercial and industrial	-	-	-	-
Consumer and other	-	-	-	-
Total Non-Real Estate	-	-	-	-
Total loans 90 days and greater delinquent & accruing	50	179	688	367

Total non-performing loans	21,029	21,853	21,777	23,835

Real Estate Owned:
Real Estate Loans:
Construction and land development	-	-	21	21
Farmland	-	-	-	-
1 - 4 family residential	43	71	206	498
Multifamily	-	-	-	-
Non-farm non-residential	196	288	554	607
Total Real Estate	239	359	781	1,126
Non-Real Estate Loans:
Agricultural	-	-	-	-
Commercial and industrial	-	-	-	-
Consumer and other	-	-	-	-
Total Non-Real Estate	-	-	-	-
Total Real Estate Owned	239	359	781	1,126

Total non-performing assets	$21,268	$22,212	$22,558	$24,961

Non-performing assets to total loans	2.14%	2.34%	2.48%	2.78%
Non-performing assets to total assets	1.35%	1.48%	1.57%	1.71%
Non-performing loans to total loans	2.11%	2.30%	2.39%	2.66%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At March 31,	At December 31,
(in thousands except for share data and %)	2017	2016	2015	2014	2013
Tangible Common Equity
Total shareholders' equity	$126,905	$124,349	$118,224	$139,583	$123,405
Adjustments:
Preferred	-	-	-	39,435	39,435
Goodwill	1,999	1,999	1,999	1,999	1,999
Acquisition intangibles	898	978	1,298	1,618	1,938
Tangible common equity	$124,008	$121,372	$114,927	$96,531	$80,033
Common shares outstanding	7,609,194	7,609,194	7,609,194	6,920,022	6,920,022
Book value per common share	$16.68	$16.34	$15.54	$14.47	$12.13
Tangible book value per common share	$16.30	$15.95	$15.10	$13.95	$11.57
Tangible Assets
Total Assets	$1,572,331	$1,500,946	$1,459,753	$1,518,876	$1,436,441
Adjustments:
Goodwill	1,999	1,999	1,999	1,999	1,999
Acquisition intangibles	898	978	1,298	1,618	1,938
Tangible Assets	$1,569,434	$1,497,969	$1,456,456	$1,515,259	$1,432,504
Tangible common equity to tangible assets	7.90%	8.10%	7.89%	6.37%	5.59%